UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway,

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 453-2221

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On December 11, 2020, we held our annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) the election of directors, each to serve for a term expiring at our 2021 annual meeting of stockholders; and (2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see our definitive proxy statement filed with the Securities and Exchange Commission on October 30, 2020.

Proposal 1:          Election of Directors

The director nominees listed below were elected as directors to serve for a term expiring at our 2021 annual meeting of stockholders based on the following vote:

Name	For	Withheld	Broker Non-Votes
Daniel R. Henry	25,807,984.52	1,067,989.00	7,566,474.00
Joan M. Herman	26,340,220.52	535,753.00	7,566,474.00
Bruce Mina	26,750,380.52	125,593.00	7,566,474.00
Mark R. Newcomer	26,725,067.52	150,906.00	7,566,474.00
Daniel H. Spence	25,210,907.52	1,665,066.00	7,566,474.00
Dennis L. Triplett	26,757,932.52	118,041.00	7,566,474.00
Quinn P. Williams	24,674,560.52	2,201,413.00	7,566,474.00

Proposal 2:          Ratification of the Appointment of Independent Registered Public Accounting Firm

BDO USA, LLP was ratified as our independent registered public accounting firm for our fiscal year ending December 31, 2020 based on the following vote:

For	Against	Abstain	Broker Non-Votes
34,388,146.52	29,659.00	24,642.00	0.00

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: December 14, 2020	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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